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                                                                       EXHIBIT 1

                     MINUTES OF THE ANNUAL GENERAL MEETING
                             OF THE SHAREHOLDERS OF
                                  JACADA LTD.

                                (THE "COMPANY")

                            HELD ON AUGUST 04, 2002

Mr. Yossie Hollander, the Chairman of the Board of Directors of the Company, called the Annual General Meeting (the "Meeting") to order at 09:15 AM (Israeli
Time) at the offices of the Company, 11 Galgalei Haplada Street, Herzliya 46722, Israel, after an advanced written notice was given in accordance with the Company's Articles of Association (the "Articles") to all the Company's shareholders of record as of June 25, 2002. Mr. Yossie Hollander called the roll and announced the presence of the shareholders present at the Meeting in person or by proxy. Present in person or by proxy were shareholders holding, in the aggregate, 13,112,970 Ordinary Shares, par value NIS 0.01 per share of the Company, constituting 70.64% of the voting power of the Company.

Mr. Yossie Hollander declared that the Meeting could be lawfully held and that a quorum, pursuant to Article 26(b) of the Articles, is present.

Mr. Yossie Hollander was appointed as Chairman of the Meeting in accordance with Article 27 of the Articles.

Mr. Hollander presented at the Meeting the annual report of the Company for the fiscal year ended December 31, 2001 (the "Annual Report") and asked shareholders present at the meeting in person or by proxy to raise any questions with respect to the Annual Report. No questions were asked.

         THE AGENDA:

1.       To elect two Directors to the Board of Directors of the Company;

2. To re-appoint Kost, Forer and Gabbay, a member of Ernst & Young International, as independent auditors and to approve their annual remuneration. The auditors shall audit the consolidated financial statements of the Company and its subsidiaries for the year ended December 31, 2002;

3. To approve, ratify and extend the existing compensation package and other related employment terms and benefits of Mr. Gideon Hollander, the Chief Executive Officer of the Company, for an additional period of three years effective as of October 1, 2001;

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4.       To approve, effective as of June 5, 2002, the grant of options to certain members of the Board of Directors of the Company to purchase ordinary shares of the Company;

         THE MEETING

         The Chairman then presented for consideration of the shareholders the following resolutions, all of which were duly adopted as indicated below:

                  1. ELECTION OF DIRECTORS

                  "RESOLVED, THAT MR. YOSSIE HOLLANDER BE, AND HE HEREBY IS, ELECTED TO SERVE AS DIRECTOR OF THE COMPANY FOR A TERM OF THREE YEARS, UNTIL THE THIRD ANNUAL GENERAL MEETING FOLLOWING THIS MEETING."

                  For: 12,889,206 shares constituting 98.29% of the shares voting.
                  Against: 22,089 shares constituting 0.16% of the shares
                           voting.
                  Abstain: 18,155 shares constituting 0.13% of the shares
                           voting

                  183,520 shares chose not to participate in this vote (constituting 1.39% of shares eligible to vote).

                  "FURTHER RESOLVED, THAT MR. GIDEON HOLLANDER BE, AND HE HEREBY IS, ELECTED TO SERVE AS DIRECTOR OF THE COMPANY FOR A TERM OF THREE YEARS, UNTIL THE THIRD ANNUAL GENERAL MEETING FOLLOWING THIS MEETING."

                  For: 12,890,287 shares constituting 98.30% of the shares voting.
                  Against: 21,008 shares constituting 0.16% of the shares
                           voting.
                  Abstain: 18,155 shares constituting 0.13% of the shares
                           voting

                  183,520 shares chose not to participate in this vote (constituting 1.39% of shares eligible to vote).

                  2. RE - APPOINTMENT OF INDEPENDENT AUDITORS AND APPROVAL OF THEIR ANNUAL REMUNERATION.

                  The annual remuneration of the Independent Auditors for year 2001 in consideration for the audit services and other taxation related services that were provided by the Independent Auditors during year 2001 has been presented at the Meeting. The aggregate amount of said remuneration of Independent Auditors for year 2001 was $364,978.

                  "RESOLVED, THAT THE COMPANY'S INDEPENDENT AUDITORS, KOST, FORER, AND GABBAY BE, AND THEY HEREBY ARE, RE-APPOINTED AS INDEPENDENT

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                  AUDITORS OF THE COMPANY. THE INDEPENDENT AUDITORS SHALL AUDIT
                  THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY AND ITS SUBSIDIARIES FOR THE YEAR ENDED DECEMBER 31, 2002. THE BOARD OF DIRECTORS BE, AND IT HEREBY IS, AUTHORIZED TO FIX THE REMUNERATION OF THE INDEPENDENT AUDITORS IN ACCORDANCE WITH THE VOLUME AND NATURE OF THEIR SERVICES."

                  For: 12,893,157 shares constituting 98.32% of the shares voting.
                  Against: 11,605 shares constituting 0.08% of the shares
                           voting.
                  Abstain: 24,688 shares constituting 0.18% of the shares
                           voting.

                  183,520 shares chose not to participate in this vote (constituting 1.39% of shares eligible to vote).

                  3. APPROVAL AND EXTENSION OF MR. GIDEON HOLLANDER'S EXISTING COMPENSATION PACKAGE AND OTHER EMPLOYMENT TERMS AND RELATED BENEFITS.

                  "RESOLVED, TO RE-AFFIRM AND APPROVE MR. HOLLANDER'S ANNUAL SALARY FOR THE YEAR 2001 CONSISTING OF US $200,000".

                  "RESOLVED FURTHER, TO RATIFY AND APPROVE THE BONUS PAYMENTS PAID TO MR. HOLLANDER DURING THE YEAR 2001 IN THE TOTAL SUM OF $85,000."

                  "RESOLVED FURTHER, TO EXTEND MR. HOLLANDER'S EXISTING COMPENSATION PACKAGE AND OTHER RELATED EMPLOYMENT TERMS AND BENEFITS AS PER MR. HOLLANDER'S EMPLOYMENT AGREEMENT FOR AN ADDITIONAL PERIOD OF THREE YEARS STARTING FROM OCTOBER 1, 2001, SUBJECT TO ANY ADJUSTMENTS REQUIRED DUE TO MR. HOLLANDER'S RELOCATION TO ISRAEL AND TO SET HIS ANNUAL SALARY AT $200,000 AND HIS TARGET INCENTIVE COMPENSATION AT $80,000."

                  "RESOLVED FURTHER, THAT THE BOARD OF DIRECTORS BE, AND IT HEREBY IS, AUTHORIZED TO (I) FINALIZE AND EXECUTE THE EXTENDED EMPLOYMENT AGREEMENT WITH MR. HOLLANDER AND (II) SET, FROM TIME TO TIME, THE CRITERIA FOR ACHIEVEMENTS OF CERTAIN SPECIFIED GOALS IN ORDER TO DETERMINE MR. HOLLANDER'S ENTITLEMENT FOR THE ANNUAL INCENTIVE COMPENSATION."

                  For: 12,834,739 shares constituting 97.87% of the shares voting.
                  Against: 68,371 shares constituting 0.52% of the shares
                           voting.
                  Abstain: 40,360 shares constituting 0.30% of the shares
                           voting.

                  169,500 shares chose not to participate in this vote (constituting 1.29% of shares eligible to vote).

                  4. GRANT OF OPTIONS TO CERTAIN OF THE DIRECTORS TO PURCHASE ORDINARY SHARES OF THE COMPANY.

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         (I)      "WHEREAS, MR. AMNON SHOHAM SERVED AS A DIRECTOR OF THE
                  COMPANY PRIOR TO HIS APPOINTMENT AS AN EXTERNAL DIRECTOR OF THE COMPANY; AND

                  WHEREAS, BECAUSE OF A PRIOR OBLIGATION OF THE COMPANY TO MR. SHOHAM WHICH WAS MADE TO HIM BEFORE HE WAS APPOINTED AS AN EXTERNAL DIRECTOR, THE COMPANY, PURSUANT TO A BOARD RESOLUTION DATED JUNE 5, 2002, GRANTED MR. SHOHAM OPTIONS TO PURCHASE 30,000 ORDINARY SHARES; AND

                  NOW, THEREFORE, IT IS HEREBY RESOLVED TO RATIFY AND APPROVE THE RESOLUTION OF THE BOARD OF DIRECTORS OF THE COMPANY, DATED JUNE 5, 2002, TO GRANT TO AMNON SHOHAM, IN ACCORDANCE WITH THE COMPANY'S PRIOR OBLIGATION, PURSUANT TO THE 1999 SHARE OPTION AND INCENTIVE PLAN, AS AMENDED, OPTIONS TO PURCHASE 30,000 ORDINARY SHARES, AS DETAILED IN THE AFOREMENTIONED RESOLUTION OF THE BOARD OF DIRECTORS, AT AN EXERCISE PRICE OF $2.75 PER SHARE.

         (II) FURTHER RESOLVED, TO RATIFY AND APPROVE THE RESOLUTION OF THE BOARD OF DIRECTORS OF THE COMPANY, DATED JUNE 5, 2002, TO GRANT TO YOSSIE HOLLANDER, BY VIRTUE OF HIS MEMBERSHIP IN THE BOARD OF DIRECTORS OF THE COMPANY, PURSUANT TO THE 1999 SHARE OPTION AND INCENTIVE PLAN, AS AMENDED, OPTIONS TO PURCHASE 30,000 ORDINARY SHARES, PAR VALUE NIS 0.01 PER SHARE, AS DETAILED IN THE AFOREMENTIONED RESOLUTION OF THE BOARD OF DIRECTORS, AT AN EXERCISE PRICE OF $2.75 PER SHARE."

                  For: 12,812,055 shares constituting 97.70% of the shares voting.
                  Against: 244,032 shares constituting 1.86% of the shares
                           voting.
                  Abstain: 56,883 shares constituting 0.43% of the shares
                           voting.


IN WITNESS WHEREOF, all the aforementioned resolutions were duly adopted in accordance with the Articles of Association of the Company and all requirements prescribed by applicable law.

                  There being no further business. the Meeting was adjourned.


                                                /s/ Yossie Hollander
                                              -------------------------
                                                  CHAIRMAN - YOSSIE
                                                      HOLLANDER